UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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PARTICLE DRILLING TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARTICLE DRILLING TECHNOLOGIES, INC.

Houston, Texas

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Friday, March 3, 2006

To the Stockholders of Particle Drilling Technologies, Inc.:

The 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Particle Drilling Technologies, Inc., a Nevada corporation, will be held on Friday, March 3, 2006, at 10:00 a.m., local time, at the offices of Particle Drilling Technologies, Inc., 1021 Main Street, Suite 2650, Houston, Texas 77002 for the following purposes:

(1)         To elect six directors to serve until the 2007 Annual Meeting of Stockholders;

(2)         To ratify the selection of UHY Mann Frankfort Stein and Lipp CPAs, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2006; and

(3)         To transact such other business as may properly come before such meeting or any adjournment(s) thereof.

The close of business on January 24, 2006 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

By Order of the Board of Directors

Thomas E. Hardisty
Secretary

January 25, 2006

PARTICLE DRILLING TECHNOLOGIES, INC.
1021 Main Street, Suite 2650
Houston, Texas 77002
(713) 223-3031

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy is solicited by and on behalf of the Board of Directors of Particle Drilling Technologies, Inc. for use at the Annual Meeting to be held on Friday, March 3, 2006, at 10:00 a.m., local time, at the offices of Particle Drilling Technologies, Inc., 1021 Main Street, Suite 2650, Houston, Texas 77002 or at any adjournment(s) thereof. In this Proxy Statement, unless the context requires otherwise, when we refer to “we,” “us,” “our” or the “Company,” we are describing Particle Drilling Technologies, Inc., a Nevada corporation, and its wholly owned subsidiary. All references in this Proxy Statement to “PDTI” mean Particle Drilling Technologies, Inc., a Delaware corporation, which is our wholly owned operating subsidiary that we acquired in January 2005. Prior to January 2005, we did not have any material operations and we were a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934).

The solicitation of proxies by our Board of Directors will be conducted primarily by mail. In addition, our officers, directors and employees may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. We will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding our proxy material to beneficial owners of our common stock. This proxy statement and the form of proxy are being mailed to our stockholders on or about January 25, 2006.

The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by (a) execution and submission of a revised proxy, (b) submitting written notice to our Secretary before the Annual Meeting that you have revoked your proxy or (c) voting in person at the Annual Meeting, provided you have a valid proxy to do so if you are not the record holder of the shares of common stock. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

At the close of business on January 24, 2006, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 24,651,530 outstanding shares of our common stock. Each stockholder is entitled to one vote for each share of common stock. Our common stock is the only class of outstanding securities entitled to notice of and to vote at the Annual Meeting. In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present or represented by proxy. Abstentions and proxies returned by brokerage firms for which no voting instructions have been received from their principals are considered present at the Annual Meeting and will be counted for the purpose of determining whether a quorum is present.

Our annual report to stockholders for the year ended September 30, 2005, including financial statements, is being mailed with the enclosed proxy to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.

ELECTION OF DIRECTORS

(Proposal One)

Six directors are to be elected to our Board of Directors at the Annual Meeting. Each director will serve until his successor shall have been elected and qualified or until their earlier death or resignation. Each of the nominees for director currently serves as a director of the Company except for Mr. Terry, who was hired as our President and Chief Executive Officer on January 23, 2006.

Vote Required

The affirmative vote of the holders of a plurality of our common stock present in person or by proxy and entitled to vote at the Annual Meeting at which a quorum is present is required for the election of directors. Accordingly, abstentions and “broker non-votes” will not affect the outcome of the election of directors. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below. Although our Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL SIX OF OUR NOMINEES.

Director Nominees

The names of the six nominees and certain information concerning each of them as of January 24, 2006, are set forth below:

Name	Age	Position with PDTI
Ken R. LeSuer	70	Chairman of the Board and Director
Jim B. Terry	52	President and Chief Executive Officer
John D. Schiller, Jr.	46	Director
Michael S. Mathews	65	Director
Hugh A. Menown	47	Director
Steve A. Weyel	51	Director

Ken R. LeSuer was elected Chairman of PDTI in December 2004 after serving as Vice Chairman of PDTI since June 2004. Mr. LeSuer retired in 1999 as Vice Chairman of Halliburton Company. Since his retirement from Halliburton in 1999, Mr. LeSuer has been a private investor. Prior to becoming the Vice Chairman of Halliburton in May 1997, Mr. LeSuer served as both the President and CEO of Halliburton Energy Services from March 1994 to September 1996 and as President and CEO of Halliburton Energy Group from September 1996 to May 1997. He also served as President and CEO of three Halliburton units during his tenure. Mr. LeSuer began his career with Halliburton as an engineer-in-training in 1959. From 1965 through 1982, he served in managerial positions in Asia Pacific and Europe/Africa and was serving as vice president of Europe/Africa before returning to Duncan, Oklahoma to assume the position of vice president of International Operations in 1982.

Mr. LeSuer is a member of the Texas A&M University Petroleum Engineering Industry Board, as well as the TAMU Dwight Look College of Engineering External Advisory and Development Council. He has served as Vice President Services Division of the International Association of Drilling Contractors, and is or at one time was a member of numerous petroleum and geological engineering societies, including

Society of Petroleum Engineers, the American Petroleum Institute, the National Ocean Industries Association, and the Petroleum Equipment Suppliers Association. Mr. LeSuer received his bachelor’s degree in petroleum engineering from Texas A&M University in 1959. Mr. LeSuer is also a director of Horizon Offshore, Inc. (NNM: HOFF).

Jim B. Terry has served as our President and Chief Executive Officer since January 23, 2006. From January 2003 until September 2005, Mr. Terry served as Vice President, Drilling Services for Weatherford International, one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry, where he led the effort to consolidate, develop and improve the performance of well construction products and services by strategically aligning synergistic product lines in order to improve both their financial and operational performance. His duties at Weatherford included responsibility for all phases of new product and service development from inception through commercialization, which in some cases included securing project funding from customers. Since September 2005, Mr. Terry has served as a consultant to the oil and gas drilling services industry.

From March 1994 until January 2003, Mr. Terry was employed by Halliburton Company, the last three of those years as Director—Advanced Well Construction Systems where he was the lead inventor of a step change advanced well construction system. During this time, he was responsible for all phases of this project which included research and development, engineering, prototyping, field trials and commercialization. During his first six years at Halliburton, he served in various management capacities ranging from new product introduction to regional operations management. During this time he was responsible for, among other things, much of Halliburton’s consolidation effort following its acquisition of Smith International’s Drilling Services Division.

Prior to joining Halliburton in March 1994, Mr. Terry served as Regional Vice President for Smith International in Singapore. He was responsible for all of Smith’s activities in the Asia Pacific, Middle East and East Africa regions.

Mr. Terry began his career at Eastman Whipstock, which was acquired by Baker Hughes in 1990. Following Baker Hughes’ acquisition of Eastman Whipstock in 1990, Mr. Terry joined Smith International.

Mr. Terry graduated in 1978 from San Francisco State University with a BA in Business.

John D. Schiller, Jr. has served as a Director of PDTI since June 2004. He served as interim President and Chief Executive Officer of PDTI from December 2004 to November 15, 2005. Mr. Schiller is currently Chairman and CEO of Energy XXI Acquisition Corporation (Bermuda) Limited, a Special Purpose Acquisition Corporation has been formed to make investments in the energy industry by acquiring producing oil and gas reserves via asset or company acquisitions with a focus on short-life reserves. Prior to his current job he was President and CEO of Energy XXI, Panama, a private E&P company involved in worldwide acquisition & exploitation of oil and gas properties. In addition, he is majority owner of The Exploitation Company, LLP, a petroleum consulting firm established in October 2004 that provides assistance in locating and acquiring oil and gas properties. From December 2003 until June 2004, Mr. Schiller was a private investor. Mr. Schiller resigned from Devon Energy in December 2003 where he was Vice President, Exploration & Production with responsibility for Devon’s domestic & international activities. Before joining Devon Energy he was Executive Vice President, Exploration & Production for Ocean Energy, Inc. until Ocean was acquired by Devon in April 2003. While at Ocean, he was responsible for Ocean’s worldwide exploration, production and drilling activities.

Mr. Schiller joined Ocean Energy from Seagull Energy, where he served as Senior Vice President of Operations before the two companies merged in March of 1999. He joined Seagull Energy from Burlington Resources, where he served in a variety of operational and management positions over a period of 14 years, including Production Manager and Engineering Manager for the Gulf of Mexico Division. Prior to this assignment, he managed the corporate acquisition group for Burlington Resources.

Mr. Schiller began his career with Superior Oil in 1981. He spent five years as a staff engineer working properties in the Gulf of Mexico and south Louisiana.

Mr. Schiller graduated with honors from Texas A&M University with a Bachelor of Science in Petroleum Engineering and now serves as Chairman of the Texas A&M Petroleum Engineering Industry Board. He is a member of the Society of Petroleum Engineers, independent Petroleum Association of America, American Petroleum Institute, American Association of Drilling Engineers and on the board of Houston Producers Forum.

Michael Mathews has served on the board of directors of PDTI since June 2004. Mr. Mathews is managing director of Westgate Capital Co., a firm he founded in 1993 to identify and structure investment opportunities on behalf of private investors. Mr. Mathews served on the Board of Petroleum Geo-Services (PGS) from 1993 until September 2002. From 1998 to 2002, he served as Vice Chairman of PGS and held the position as Chairman of the Compensation Committee and was a member of the Audit Committee. From 1989 to 1992, Mr. Mathews served as managing director of Bradford Ventures Ltd., a private investment firm involved in equity investments, including acquisitions. Prior to 1989, he was president of DNC Capital Corporation and senior vice president and director of its parent, DNC America Banking Corp., the US subsidiary of Den Norske Credit Bank Group, where he directed merchant banking and investment activity in North America and founded and acted as senior advisor to Nordic Investors Limited, N.V., a private venture capital fund. Previously, Mr. Mathews was a Vice President in Corporate Finance at Smith Barney and prior to that he was an associate with the New York law firm of White & Case. Mr. Mathews received an A.B. from Princeton University in 1962 and received a J.D. from the University of Michigan Law School in 1965. Mr. Mathews is also a Director and serves on the Audit Committee and as Chairman of the Governance Committee of Interpool Inc. (NYSE: IPX), and Director and Vice Chairman of Apptix ASA (OSE: APP).

Hugh A. Menown has served as a Director of PDTI since June 2004. Mr. Menown has over 25 years of experience in mergers & acquisitions, auditing and managerial finance, and is currently an independent consultant. From June 1999 through December 2005, Mr. Menown worked with Quanta Services, Inc. (“Quanta”) (NYSE: PWR) as a financial consultant. Mr. Menown performed due diligence on a number of Quanta’s acquisitions and has served as Chief Financial Officer for two of their operating companies, most recently North Houston Pole Line, L.P. located in Houston, Texas. Prior to serving as a financial consultant to Quanta, Mr. Menown was a Partner in the Houston office of PricewaterhouseCoopers, LLP where he led the Transaction Services Practice providing due diligence, mergers & acquisition advisory and strategic consulting to numerous clients in various industries. Mr. Menown also worked in the Business Assurance Practice providing audit and related services to clients. Mr. Menown is a Certified Public Accountant.

Steve A. Weyel has served as a Director of PDTI since May 2005. Since July 2005, Mr. Weyel has served as President and Chief Operating Officer of Energy XXI Acquisition Corporation (Bermuda) Limited. Previously, Mr. Weyel co-founded and was a principal, and President and Chief Operating Officer of EnerVen LLC, a privately-held company with strategic ventures in the energy industry. EnerVen’s businesses include the start-up of WesCo LLC, a gas compression services company, and EnerVen Compression Services, a joint venture company with Enogex Inc., an unregulated subsidiary of OGE Energy Corp. (NYSE: OGE), providing compression asset rentals. Mr. Weyel was a principal of EnerVen LLC commencing in 2001 and sold his membership interests in EnerVen in September 2005 and resigned as an officer and director of EnerVen at that time.

From 1999 until he co-founded EnerVen in 2001, Mr. Weyel was President of InterGen North America, a Shell—Bechtel joint venture in the gas and power business. While President of InterGen, Mr. Weyel was responsible for the acquisition and management of gas assets, including gas storage, mid-stream gas assets and over 15,000 miles of regulated pipelines, development of greenfield merchant power projects, and board-level oversight of InterGen’s equity ownership in Coral Marketing and Trading.

Mr. Weyel was employed by Dynegy Corporation (previously known as Natural Gas Clearinghouse and then NGC Corporation) from 1994 to 1999. While at Dynegy, he served in several senior executive leadership roles, including Senior Vice President—Power Development from 1998 to 1999. Mr. Weyel began his career with Baker Hughes in 1976 and rotated through a variety of assignments, including responsibility for Baker Production Service’s operations in North and South America. In 1985 he formed a start-up technology and engineering driven oilfield services company, Resource Technology Corporation (“RTC”), evaluating oil and gas reserves around the world. RTC’s assets and ongoing operations were later sold to John Wood Group PLC in 1993.

Mr. Weyel is a 1976 graduate of Texas A&M University and received his MBA from the University of Texas at Austin in 1989.

Directors’ Meetings and Committees of the Board of Directors

The Board of Directors held four meetings during fiscal 2005 and executed five unanimous consents in lieu of meetings. During fiscal 2005, each of the directors attended all of (i) the total number of meetings of the Board of Directors held during the period that such director served as a director and (ii) the total number of meetings held by each committee of the Board of Directors on which such director served during the period that such director so served.

The Board of Directors has adopted a policy that requests each of the directors attend all of the annual and special meetings of stockholders of the Company. The 2006 Annual Meeting will be the first annual meeting that our company will have held while our current directors served on the Board of Directors.

The Board of Directors has determined that Messrs. LeSuer, Mathews, Menown and Weyel are “independent” as that term is defined by the rules of the NASDAQ. In making this determination, the Board of Directors considered transactions and relationships between each director or his immediate family and the Company, including those reported under “Transactions with Management and Others.” The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. The Board of Directors concluded that any such relationships and transactions were not material and that any such transactions were at arm’s-length. As a result of this review, the Board of Directors affirmatively determined based on its understanding of such transactions and relationships that a majority of the directors nominated for election at the Annual Meeting are independent of the Company under the standards set forth by NASDAQ.

The Board of Directors has the following standing committees:

Audit Committee.   The Audit Committee, which consists of Messrs. Menown, Mathews and Weyel, met four times during fiscal 2005. Mr. Menown serves as Chairman of the Audit Committee. The Board of Directors has made the following determinations related to the Audit Committee:

•       Messrs. Menown, Mathews and Weyel satisfy the independence requirements as defined by the NASDAQ rules and as set forth in Rule 10A-3 under the Securities Exchange Act of 1934.

•       Each member of the Audit Committee is “financially literate” as the Board of Directors, in its business judgment, interprets such qualification.

•       Mr. Menown qualifies as an “audit committee financial expert” based on the definition and additional expertise factors outlined by the Securities and Exchange Commission (“Commission”). Mr. Menown acquired the attributes to qualify as an “audit committee financial expert” through his experience as a Partner with PricewaterhouseCoopers LLP where he had extensive exposure to and obtained a working knowledge of generally accepted accounting principles and financial statements. Mr. Menown is also a Certified Public Accountant.

Our Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices. The Audit Committee operates pursuant to a written charter, which was adopted February 3, 2005 and amended on May 31, 2005.

The Audit Committee Charter is attached to this proxy as Appendix A and is available on our website at www.particledrilling.com or in print to any stockholder who requests it. The Audit Committee has performed an annual review and assessment of its charter and determined that no amendments are necessary at this time.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee, which consists of Messrs. Mathews, LeSuer and Menown met four times during fiscal 2005. Mr. Mathews is the Chairman of the Nominating and Corporate Governance Committee. The Board of Directors has determined that Messrs. Mathews, LeSuer and Menown satisfy the independence requirements as defined by the rules of the NASDAQ.

The Nominating and Corporate Governance Committee is responsible for (1) reviewing the appropriate size, function and needs of the Board of Directors, (2) developing the Board’s policy regarding tenure and retirement of directors, (3) establishing criteria for evaluating and selecting new members of the Board, subject to Board approval thereof, (4) identifying and recommending to the Board for approval individuals qualified to become members of the Board of Directors, consistent with criteria established by the Committee and the Board, (5) overseeing the evaluation of management and the Board, and (6) monitoring and making recommendations to the Board on matters relating to corporate governance.

The Nominating and Corporate Governance Committee Charter is available on our website at www.particledrilling.com or in print to any stockholder who requests it. The Nominating and Corporate Governance Committee has performed an annual review and assessment of its charter and determined that no amendments are necessary at this time.

Qualification and Nomination of Director Candidates.   The Nominating and Corporate Governance Committee has the responsibility under its charter to recommend nominees for election as directors to the Board of Directors. In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board of Directors may vary in light of its composition and the Nominating and Corporate Governance Committee’s perceptions about future issues and needs. However, while the Nominating and Corporate Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, it may consider, among other factors, whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise and have high moral character.

The Nominating and Corporate Governance Committee may consider candidates for the Board of Directors from any reasonable source, including from a search firm engaged by the Nominating and Corporate Governance Committee or stockholder recommendations, provided the procedures set forth below are followed. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate is recommended by a stockholder. However, in evaluating a candidate’s relevant business experience, the Nominating and Corporate Governance Committee may consider previous experience as a member of a board of directors.

Recommendation of Director Candidates by Stockholders.   Stockholders or a group of stockholders may recommend potential candidates for consideration by the Nominating and Corporate Governance

Committee by sending a written request to our Corporate Secretary at our principal executive offices at 1021 Main Street, Suite 2650, Houston, Texas 77002 not earlier than the 150th calendar day and not later than the 120th calendar day before that date which is the first anniversary of the date of the proxy statement released to security holders in connection with the preceding year’s annual meeting. The written request must include the candidate’s name, age, business address, residence address, principal occupation or employment, citizenship, biographical information and qualifications and the class and number of shares of capital stock of the Company held by the candidate. The request must also include the potential candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. The stockholder or group of stockholders making the recommendation must also disclose, with the written request described above, the number of securities that the stockholder or group beneficially owns and the period of time the stockholder or group has beneficially owned the securities. Additional information may be requested from time to time by the Nominating and Corporate Governance Committee from the nominee or the stockholder.

Nomination of Directors by Stockholders.   The stockholder recommendation procedures described above do not preclude a stockholder of record from making nominations of directors or making proposals at any annual stockholder meeting provided they comply with the requirements set out in our bylaws and, for their proposals to be included in the proxy, with the proxy requirements under Regulation 14A of the Securities Exchange Act of 1934.

Under our current bylaws, stockholder nominations may be made only by a stockholder at the time of giving notice who is entitled to vote for the election of directors and who delivers a written notice not less than 35 days prior to the meeting; provided, however, that in the case of an annual meeting and in the event that less than 50 days’ notice or prior public disclosure of the date of the meeting is given or made to our stockholders, notice by a stockholder to be timely must be received by us no later than the earlier of (1) the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made (whichever first occurs) or (2) two days prior to the date of the meeting. Such written notice shall be delivered to our principal executive offices at 1021 Main Street, Suite 2650, Houston, Texas 77002, Attn: Corporate Secretary. Any notice of nominations for the election of directors must set forth the information concerning the stockholder giving the notice and each nominee as required by our bylaws.

Compensation Committee.   The Compensation Committee, which consists of Messrs. LeSuer, Mathews and Menown met three times during fiscal 2005. Mr. LeSuer is the Chairman of the Compensation Committee. The Board of Directors has determined that Messrs. LeSuer, Mathews and Menown satisfy the independence requirements as defined by the listing standards of the NASDAQ and Rule 16b-3 under the Securities Exchange Act of 1934.

Our Compensation Committee is authorized to make recommendations concerning salaries and incentive compensation for our employees and consultants, establish and approve salaries and incentive compensation for certain of our executive officers and administer our employee benefit and stock option plans.

The Compensation Committee Charter is available on our website at www.particledrilling.com or in print to any stockholder who requests it. The Compensation Committee has performed an annual review and assessment of its charter and determined that no amendments are necessary.

Stockholder Communications with Directors

The Board of Directors desires to provide a method by which security holders may communicate with the Board of Directors, individual directors and committees of the Board of Directors. Security holders may communicate in writing with members of the Board of Directors at any time by mail addressed to our Corporate Secretary at our principal executive offices, 1021 Main Street, Suite 2650, Houston, Texas

77002. Security holders should clearly indicate on the envelope the intended recipient of the communication and that the communication is a “Security Holder Communication.”

All such communications received by the Corporate Secretary will be forwarded to the recipient designated on the envelope. The Corporate Secretary will not review or pre-screen any security holder communications. All communications designated for the Board of Directors will be forwarded to the Chairman of the Board. All communications designated to a particular committee of the Board of Directors will be forwarded to the chairman of that committee. All communications designated to a director will be forwarded to that director.

To report any issues relating to our accounting, accounting controls, financial reporting or other practices, security holders may also call the confidential hotline at 877-809-2070. All calls will remain anonymous.

These policies and procedures are not intended to alter or amend the requirements a security holder must satisfy in order to (1) present a stockholder proposal at a meeting of stockholders, (2) nominate a candidate for the Board of Directors or (3) recommend a candidate for the Board of Directors for consideration by the Nominating and Corporate Governance Committee as set forth in our bylaws, the criteria and procedures regarding director nominations of the Nominating and Corporate Governance Committee and/or Rule 14a-8 of the Securities Exchange Act of 1934 to the extent applicable.

Compensation of Directors

Certain of our directors, who are also officers, do not receive any compensation for their services as members of our Board of Directors. We reimburse our directors for travel and lodging expenses in connection with their attendance at board and committee meetings.

Our Board of Directors adopted our current Board Compensation Package effective as of June 1, 2005. Under the Board Compensation Package, our non-employee directors will receive an annual retainer of $20,000 and $1,500 for each formal Board meeting attended. In addition, each non-employee director who is also a committee member will receive an annual committee retainer fee of $2,500 and $750 for each formal committee meeting attended. Each non-employee director who is also a committee chair will receive an additional annual retainer of $2,500. The Board Compensation Package also provides for annual equity compensation for each non-employee director consisting of 5,000 shares of our restricted common stock and an option for 15,000 shares of our common stock. In addition, any new non-employee directors will be granted an option for 25,000 shares of our common stock as a one time award upon joining the Board of Directors. In addition to receiving the compensation described above as a director, the Chairman of the Board will receive an annual retainer of $2,500, as well as an annual award of 5,000 shares of our restricted common stock and an option for 15,000 shares of our common stock. All option awards will be non-qualified stock options and, together will all awards of restricted stock, will be issued pursuant to our equity compensation plans in effect at the time of the award and will be exercisable for a ten-year period from the date of grant of the award. The restricted stock and option awards will vest in 50% installments on each anniversary of the date of grant of the award.

In May 2005, the Compensation Committee granted options to our non-employee directors to purchase an aggregate of 85,000 shares of our common stock as follows:

•       15,000 options to purchase shares of common stock to each of Messrs. LeSuer, Mathews and Menown on May 20, 2005, with 50% vesting on each anniversary of the date of grant and an exercise price of $4.90, for annual director fees;

•       15,000 options to purchase shares of common stock to Mr. LeSuer on May 20, 2005, with 50% vesting on each anniversary of the date of grant and an exercise price of $4.90, for annual director fee as Chairman of the Board; and

•       25,000 options to purchase shares of common stock to Mr. Weyel on May 31, 2005, with 50% vesting on each anniversary of the date of grant and an exercise price of $5.45, in connection with his appointment to the Board of Directors.

In May 2005, the Compensation Committee granted to our non-employee directors an aggregate of 25,000 restricted shares of our common stock as follows:

•       5,000 shares of restricted common stock to each of Messrs. LeSuer, Mathews and Menown on May 20, 2005, with 50% vesting on each anniversary of the date of grant, for annual director fees;

•       5,000 shares of restricted common stock to Mr. LeSuer, on May 20, 2005, with 50% vesting on each anniversary of the date of grant, for annual director fee as Chairman of the Board; and

•       5,000 shares of restricted common stock to Mr. Weyel on May 31, 2005, with 50% vesting on each anniversary of the date of grant, for annual director fees;

We made payments of $9,000, $9,750, $9,750 and $7,875 to Messrs. LeSuer, Mathews, Menown and Weyel, respectively, for meeting fees in fiscal 2005.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of common stock of the company beneficially owned as of January 24, 2006 by (1) those persons or groups expected to beneficially own more than 5% of the common stock, (2) each executive officer and director of the company, and (3) all directors and executive officers of the company as a group. For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. The following table includes shares of restricted stock of the company held by our executive officers and directors over which they have voting power but no investment power. The following percentage information is calculated based on 24,651,530 shares of common stock that were outstanding as of January 24, 2006. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to the shares beneficially owned by that person.

Prentis B. Tomlinson, Jr.(2)	3,458,237	(4)	13.7%
LC Capital Master Fund Ltd.(3)	1,500,000		6.1%
John D. Schiller, Jr.(1)	1,835,000	(5)	7.3%
Jim B. Terry(1)	150,000	(6)	*
Thomas E. Hardisty(1)	1,267,000	(7)	5.1%
J. Chris Boswell(1)	1,489,140	(8)	5.9%
Gordon Tibbitts(1)	162,500	(9)	*
Ken R. LeSuer(1)	60,000	(10)	*
Michael S. Mathews(1)	30,000	(11)	*
Hugh A. Menown(1)	30,000	(11)	*
Steve Weyel(1)	5,000	(12)	*
Directors and executive officers as a group (9 persons)	5,028,640	(5)-(12)	19.2%

*                    Less than 1%

(1)          Address: c/o Particle Drilling Technologies, Inc., One City Centre, 1021 Main Street, Suite 2650, Houston, Texas 77002.

(2)          Address: 1825 I Street, NW, Suite 400, Washington, D.C. 20006.

(3)          Address: c/o Lampe Conway, 680 Fifth Avenue, Suite 1202, New York, New York 10019. Richard F. Conway has sole voting and investment power with respect to the shares of common stock held by LC Capital Master Fund Ltd.

(4)          Includes 600,000 shares of common stock that Mr. Tomlinson may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of the date of this proxy statement.

(5)          Includes 60,000 shares of restricted stock and 525,000 shares of common stock that Mr. Schiller may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of the date of this proxy statement.

(6)          Consists of 150,000 shares of restricted stock.

(7)          Includes 30,000 shares of restricted stock and 375,000 shares of common stock that Mr. Hardisty may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of the date of this proxy statement.

(8)          Includes 30,000 shares of restricted stock and 400,000 shares of common stock that Mr. Boswell may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of the date of this proxy statement.

(9)          Includes 162,500 shares of common stock that Mr. Tibbitts may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of this proxy statement.

(10)   Includes 10,000 shares of restricted stock and 50,000 shares of common stock that Mr. LeSuer may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of this proxy statement.

(11)   Includes 5,000 shares of restricted stock and 25,000 shares of common stock that each of Messrs. Mathews and Menown may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of this proxy statement.

(12)   Consists of 5,000 shares of restricted stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership concerning the common stock with the Commission and to furnish us with copies of all Section 16(a) forms they file. On May 20, 2005, the Compensation Committee approved grants of stock options and restricted stock to our executive officers and directors. As a result of these grants, Messrs. Schiller, Boswell, Hardisty, LeSuer, Mathews and Menown were required to file a Form 4 reporting these grants within two business days of such grants. Each of these persons filed a late Form 4 reporting these grants on June 2, 2005. On June 20, 2005, Mr. Prentis Tomlinson, a 10% shareholder of our company, sold certain shares of our common stock in a private sale. On June 22, 2005, Mr. Tomlinson incorrectly filed a Form 4/A purporting to amend his previous Form 4 filed on February 10, 2005 rather than a Form 4 related to those sales. To our knowledge, the content of the disclosure contained in the Form 4/A is correct other than the reference to the filing being an amendment to a previously-filed Form 4 rather than a new Form 4. On October 3, 2005, the Compensation Committee approved a grant of stock options to Mr. Tibbitts. As a result of this grant, Mr. Tibbitts was required to file a Form 4 reporting this grant within two business days of such grant. Mr. Tibbitts filed a late Form 4 reporting this grant on November 16, 2005. Except as described above, we believe that all filings required to be made under Section 16(a) of the Securities Exchange Act of 1934 were timely made.

MANAGEMENT

Executive Officers

Except as described under the heading “Employment Agreements” below, our executive officers serve at the pleasure of our Board of Directors and are subject to annual appointment by our Board at its first meeting following each annual meeting of stockholders. In addition to Mr. Terry, who is listed under “Director Nominees” with his biographical information, our executive officers include the following individuals as of January 24, 2006:

J. Chris Boswell, age 44, has served as a Director and Senior Vice President and Chief Financial Officer of PDTI since June 2004. Mr. Boswell had previously served as Director and Senior Vice President and Chief Financial Officer of Particle Drilling, Inc. from August 2003 until it was merged into PDTI in June 2004. From October 2002 until August 2003, Mr. Boswell was a private investor. Mr. Boswell has over 20 years of experience in financial management focused in the energy industry and began his career as a Certified Public Accountant at Arthur Andersen & Co. and later served in management positions with Price Waterhouse in Houston, Texas. He served as Senior Vice President and Chief Financial Officer of Petroleum Geo-Services ASA (“PGS”) from December 1995 until October 2002. PGS grew from a small enterprise in 1994 when Mr. Boswell joined the company to a $1 billion annual revenue enterprise with a peak enterprise value of $6 billion. Subsequent to Mr. Boswell’s departure and following a change of control within PGS, the new management of PGS filed for bankruptcy protection in July 2003 in order to restructure PGS’s debt portfolio. The restructuring was successfully completed and PGS emerged from bankruptcy in October 2003. In all, during his tenure as CFO at PGS, Mr. Boswell directed financings for over $3 billion of capital expenditures to facilitate PGS’ growth. Additionally during 1995, Mr. Boswell and other senior executives at PGS developed the concept to create a unique oil and gas company using a non-exclusive license in PGS’ seismic data library as seed capital. This company became Spinnaker Exploration company (NYSE: SKE), which was recently sold to Norsk Hydro ASA (NYSE:NHY) for approximately $2.45 billion. Mr. Boswell is a 1984 graduate of the University of Texas at Austin.

Thomas E. Hardisty, age 44, has served as Director and Senior Vice President, Corporate Development of PDTI since June 2004. Mr. Hardisty had previously served as Director and Senior Vice President, Corporate Development of Particle Drilling, Inc. from June 2003 until it was merged into PDTI in June 2004. Mr. Hardisty has over 21 years of experience in the oil and gas industry, primarily in the area of land management, contracts and corporate development, and is co-founder of the company. From January 2001 until June 2003, Mr. Hardisty was Vice President, Land of Shoreline Partners LLC, an independent exploration company and from January 2000 until January 2001, Vice President, Land of Benz Resources LLC, a consulting firm charged with managing certain exploration properties acquired by Harken Energy Corporation. From May 1999 until January 2000, Mr. Hardisty was a Land Manager for Texstar Energy Inc. responsible for divesting certain of the company’s exploration projects in the Texas Gulf Coast and Mississippi areas. From 1994 until May 1999, Mr. Hardisty was Division Landman for PetroCorp Inc. responsible for company land positions, contract negotiations and partner relations in exploration and development projects in PetroCorp’s Gulf Coast, Rockies and Canada Division. From 1984 until 1994, Mr. Hardisty was a land consultant and later Senior Project Manager for Roger A. Soape Inc. in Houston, Texas. Mr. Hardisty graduated from the University of Texas at Austin in 1984 with a BBA in Petroleum Land Management. He is a member of the American Association of Drilling Engineers (AADE), International Association of Drilling Contractors (IADC), the American Association of Professional Landmen (AAPL) and the Houston Association of Professional Landmen (HAPL). Mr. Hardisty formerly served as a Director of HAPL and is past Chairman of the HAPL Ethics Committee and past Chairman of HAPL Membership Committee.

Gordon Tibbitts, age 58, has served as Vice President of Technology of PDTI since June 2004, and served as Vice President of Technology of Particle Drilling, Inc. from June 2003 until it was merged into

PDTI in June 2004. Prior to joining Particle Drilling, Inc., Mr. Tibbitts was Vice President of Technology for ProDril Services Inc. from October 2002 until June 2003. From April 2000 until October 2002, Mr. Tibbitts was an in-house engineering consultant on drilling and coring activities for TerraTek Drilling & Completions Research Laboratory. Mr. Tibbitts was employed from May 1999 until April 2000 by Pro Steel Inc as Chief Operating Officer. Prior to that time and for the majority of his career, Mr. Tibbitts worked for Hughes Christensen, one of the world’s largest makers of oil and gas drilling bits. While at Hughes Christensen, Mr. Tibbitts held the title of Director of Research and Development from 1987 until October 1998 and was responsible for managing and directing world-wide research, development, and technical support through research groups in Houston, Salt Lake City and Tulsa. He directed and managed the building of a world-class drilling research laboratory in Houston and a drilling operation in Oklahoma dedicated to field-testing and development of downhole tools. Mr. Tibbitts has over 30 years of experience in the upstream oil and gas industry, including 17 years in engineering, research, and development management. Mr. Tibbitts holds over 70 patents related to drilling, coring, and diamond cutting tools. His work has been published by the Society of Petroleum Engineers, International Association of Drilling Contractors, Society of Core Analysts, and the Journal of Petroleum Technology. Mr. Tibbitts graduated from the University of Utah with a Bachelors degree in Mechanical Engineering.

Executive Compensation

The following summary compensation table sets forth information concerning compensation earned in the fiscal year ended September 30, 2005 by our chief executive officer and our three other executive officers. During the fiscal years ended September 30, 2004 and 2003 and from October 1, 2004 until January 14, 2005, our sole executive officer and director was Dean Becker. During that time, Mr. Becker did not receive any compensation from our company. In addition, prior to our acquisition of PDTI in January 2005, none of our current officers and directors received any compensation from our company. In connection with our acquisition of PDTI in January 2005, the officers and directors of PDTI became the officers and directors of our company.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation ($)
Dean Becker(1)	2005	$—	—	$—		—	$—
Chief Executive Officer	2004	$—	—	$—		—	$—
	2003	$—	—	$—		—	$—
John D. Schiller, Jr.(2)	2005	$—	—	$294,000	(6)	250,000	$—
interim President and Chief Executive Officer			—
J. Chris Boswell(3)	2005	$130,313	—	$147,000	(7)	160,000	1,762	(8)
Senior Vice President, Chief Financial Officer and Treasurer
Thomas E. Hardisty(4)	2005	$108,594	—	$147,000	(7)	160,000	$1,949	(8)
Senior Vice President of Corporate Development and Secretary
Gordon Tibbitts(5)	2005	$94,115	—	—		—	$1,221	(8)
Vice President of Technology

(1)          Mr. Becker served as Chief Executive Officer of our company until January 14, 2005.

(2)          Assumed position with our company in January 2005. Prior to our acquisition of PDTI, Mr. Schiller served as interim President and Chief Executive Officer of PDTI commencing on December 2, 2004. Mr. Schiller did not receive a salary while he served as interim Chief Executive Officer of PDTI or our company.

(3)          Assumed position with our company in January 2005. Mr. Boswell served as Senior Vice President and Chief Financial Officer of PDTI prior to our acquisition of PDTI on January 14, 2005. Mr. Boswell received a salary from PDTI of $0 and $90,000 during fiscal 2003 and 2004, respectively, and $52,500 from October 1, 2004 to January 14, 2005 while serving as Chief Financial Officer of PDTI.

(4)          Assumed position with our company in January 2005. Mr. Hardisty served as Senior Vice President of Corporate Development of PDTI prior to our acquisition of PDTI on January 14, 2005. Mr. Hardisty received a salary from PDTI of $0 and $103,500 during fiscal 2003 and 2004, respectively, and $40,250 from October 1, 2004 to January 14, 2005 while serving as Senior Vice President of Corporate Development of PDTI.

(5)          Assumed position with our company in January 2005. Mr. Tibbitts served as Vice President of Technology of PDTI prior to our acquisition of PDTI on January 14, 2005. Mr. Tibbitts received a salary from PDTI of $22,564 and $130,000 during fiscal 2003 and 2004, respectively, and $37,917 from October 1, 2004 to January 14, 2005 while serving as Senior Vice President of Technology of PDTI. During fiscal 2004, Mr. Tibbitts also received a retention bonus from PDTI of $65,000.

(6)          Represents 60,000 shares of restricted stock valued at $5.00 per share, the closing price of our common stock on the OTC Bulletin Board on May 20, 2005, the day of the grant. On September 30, 2005, the restricted stock held by Mr. Schiller had a value of $264,000 based on the closing price of our common stock of $4.40 per share on the NASDAQ Capital Market. The restricted stock granted to Mr. Schiller vests 33% on each anniversary of the date of grant. We do not currently pay dividends on our common stock; however, we would pay dividends on the restricted stock should our dividend policy change.

(7)          Represents 30,000 shares of restricted stock valued at $5.00 per share, the closing price of our common stock on the OTC Bulletin Board on May 20, 2005, the day of the grant. On September 30, 2005, the restricted stock held by each of Messrs. Boswell and Hardisty had a value of $132,000 based on the closing price of our common stock of $4.40 per share on the NASDAQ Capital Market. The restricted stock granted to Messrs. Boswell and Hardisty vests 33% on each anniversary of the date of grant. We do not currently pay dividends on our common stock; however, we would pay dividends on the restricted stock should our dividend policy change.

(8)          Company matching contributions pursuant to our 401(k) plan and the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executive officer.

Stock Options Granted During Fiscal 2005

	Individual Grants
	Number of Securities Underlying Options	% of Total Options Granted to Employees in Fiscal	Exercise Price Per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(4)
Name	Granted(2)	2005(3)	Share	Date	5%	10%
Dean Becker	—	—	—	—	—	—
John D. Schiller, Jr.(1)	250,000	39.4%	$4.90	May 20, 2008	$770,396	$1,952,335
J. Chris Boswell	160,000	25.2%	$4.90	May 20, 2008	$493,053	$1,249,494
Thomas E. Hardisty	160,000	25.2%	$4.90	May 20, 2008	$493,053	$1,249,494

(1)          In December 2004, Mr. Schiller received options to purchase 500,000 of PDTI’s common stock that are not reflected in the table above. The options were fully vested on the grant date, December 2, 2004, and have an exercise price of $1.75 per share and a maximum term of ten years from the date granted. These options were assumed by our company in connection with our acquisition of PDTI.

(2)          Options vest in one-third increments on each anniversary of May 20, 2005, the grant date.

(3)          We granted options to purchase 635,000 shares of our common stock in the aggregate during fiscal 2005.

(4)          Calculated based upon the indicated rates of appreciation, compounded annually, from the date of grant to the end of each option term. Actual gains, if any, on stock option exercises and common stock holdings are dependent upon the future performance of our common stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved. The calculation does not take into account the effects, if any, of provisions of our option plans governing termination of options upon employment termination, transferability or vesting.

Aggregated Option Exercises During Fiscal 2005 and Fiscal Year-End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at September 30, 2005 (#)		Value of Unexercised In-the-Money Options at September 30, 2005 ($) (1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Dean Becker	—	—	—	—	—	—
John D. Schiller, Jr.	—	—	525,000	275,000	1,432,000	107,000
J. Chris Boswell	—	—	400,000	520,000	1,712,000	1,540,800
Thomas E. Hardisty	—	—	375,000	385,000	1,605,000	963,000
Gordon Tibbitts	—	—	162,500	187,500	695,500	802,500

(1)          The value of each unexercised in-the-money stock option is equal to the difference between the closing price of our common stock as reported on the Nasdaq Capital Market on September 30, 2005 of $4.40 per share and the exercise price of the option.

Employment Agreements

Set forth below is a summary of the material terms of our employment agreements with our executive officers. Mr. Tibbitts’ employment agreement was made with PDTI and was assumed by the Company in connection with our acquisition of PDTI.

John D. Schiller.   John D. Schiller served on an interim basis as our Chief Executive Officer from December 2, 2004 until November 15, 2005. Upon agreeing to serve as interim Chief Executive Officer, Mr. Schiller was granted a net profits interest in Particle Drilling Partners L.L.C. by the members of Particle Drilling Partners L.L.C. (which members were Mr. Prentis Tomlinson and Mr. Chris Boswell) and was allocated 500,000 fully vested stock options at an exercise price of $1.75 per share. In addition, Mr. Schiller received 50,000 stock options in connection with his service as a director of PDTI during 2004. These stock options, which we assumed in connection with our acquisition of PDTI, were priced at $0.12 per share and will vest in one-half increments over a two year period beginning one year from the date of grant, May 20, 2004. During fiscal 2005, Mr. Schiller received no salary and, therefore, we do not have an employment contract with Mr. Schiller.

Jim B. Terry.   Mr. Terry entered into an employment agreement effective as of January 23, 2006. This agreement has a three-year term that is automatically extended for successive one-year periods following the end of the initial three-year term unless otherwise terminated by delivery of written notice by either party no less than 90 days prior to the first day of any one-year extension period. The agreement provides that Mr. Terry will serve as our Chief Executive Officer and President. Under the terms of the agreement, Mr. Terry will receive an annual base salary of $240,000, which may be further increased at the sole discretion of the Compensation Committee. We may decrease Mr. Terry’s base salary only with the prior written consent of Mr. Terry. Mr. Terry is also eligible to participate in our annual bonus incentive plan as approved by the Compensation Committee or the Board of Directors in amounts approved by and based on criteria established by the Compensation Committee. Mr. Terry will also be eligible to participate, in the sole discretion of the Compensation Committee, in any long-term incentive arrangements we make available to our executive officers from time to time. Finally, Mr. Terry will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, four weeks of paid vacation each calendar year, and participation by Mr. Terry and his spouse and dependents in all benefits, plans and programs available to our executive employees. We have also agreed to use reasonable efforts to obtain life insurance for Mr. Terry in the amount of $500,000.

During the term of the agreement, we may terminate Mr. Terry’s employment at any time upon his (1) death, (2) disability, (3) for cause, or (4) for any other reason whatsoever in the sole discretion of the Board of Directors. If we desire to terminate Mr. Terry’s employment at any time prior to expiration of the term of his employment, we must provide written notice to Mr. Terry indicating that we have elected to terminate his employment and stating the effective date of termination and the reason for such termination. Mr. Terry may terminate his employment (1) as a result of a change in duties (as such term is defined in the employment agreement) after first giving us written notice of the specific occurrence that resulted in the change in duties and if such occurrence remains uncorrected for 10 days following delivery of such notice, or (2) at any time for any reason whatsoever. If Mr. Terry desires to terminate his employment at any time prior to expiration of the term of his employment, he must provide 30-days written notice to us indicating that he has elected to terminate his employment and stating the effective date of termination and the reason for such termination.

In the event Mr. Terry’s employment terminates upon expiration of the term of the employment agreement or if Mr. Terry’s employment is terminated by either Mr. Terry or our company for any reason other than an Involuntary Termination (as defined below), all compensation and benefits to Mr. Terry under the agreement will terminate contemporaneously with the termination of his employment. For purposes of the agreement, an “Involuntary Termination” means any termination of Mr. Terry’s employment with our company which:

•       does not result from an expiration of the term of the employment agreement;

•       does not result from a resignation by Mr. Terry (except as otherwise provided below);

•       does not result from a termination for cause of Mr. Terry;

•       does not result from Mr. Terry’s death or disability; or

•       results from a resignation by Mr. Terry on or before the date which is 60 days after the date upon which Mr. Terry receives notice of a change of duties (as defined in the agreement);

Except as provided in the following sentence, in the event Mr. Terry’s employment is subject to an Involuntary Termination, we shall pay to Mr. Terry a lump sum cash payment within 30 days of termination equal to two times his annual base salary in effect at the time of termination. If Mr. Terry’s employment is subject to an Involuntary Termination that occurs at any time during the period beginning 60 days prior to the date a definitive agreement concerning a Change of Control (as defined below) is executed and ending on the one-year anniversary of the consummation of such Change of Control (such period being a “Change of Control Period”), Mr. Terry will be entitled to receive a lump sum cash payment within 30 days of termination equal to two times the sum of his annual base salary in effect at the time of termination and the average of the bonuses he received in the two preceding fiscal years (as calculated in accordance with the agreement). If Mr. Terry’s employment is subject to an Involuntary Termination during a Change of Control Period or as a result of his death or disability, we have also agreed to accelerate the vesting of all options to purchase common stock granted to Mr. Terry and to remove the restrictions on vesting or forfeiture of all restricted stock and all other accrued benefits under any nonqualified deferred compensation plans granted to Mr. Terry. Finally, Mr. Terry and his dependents will be eligible to receive COBRA continuation coverage under our group health plans for a period of up to two years following any Involuntary Termination of his employment, in accordance with and to the extent provided by COBRA.

For purposes of the agreement, a “Change of Control” means:

•       a merger of our company with another entity, a consolidation involving our company or the sale of all or substantially all of our assets to another entity if, in any such case, (A) the holders of our equity securities immediately prior to such transaction do not beneficially own after such transaction 50% or more of the votes to elect directors generally in substantially the same proportions that they owned securities of our company prior to such transaction, or (B) the persons who were members of our Board of Directors immediately prior to such transaction do not constitute at least a majority of the board of directors of the resulting entity after such transaction;

•       a dissolution or liquidation of our company;

•       when any person or entity acquires or gains ownership or control of more than 50% of the combined voting power of the outstanding securities of our company; or

•       as a result of or in connection with a contested election of directors, the persons who were members of our Board of Directors immediately before such election cease to constitute a majority of our Board of Directors.

In the event Mr. Terry is a “disqualified individual” (as defined in Section 280G(c) of the Internal Revenue Code) and the payments and benefits that Mr. Terry has the right to receive would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code), then the benefits provided under the agreement will be either (1) reduced to an amount so that no portion of such amounts and benefits received by Mr. Terry will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or (2) paid in full, whichever produces the better net after-tax position to Mr. Terry.

The agreement also contains customary confidentiality, nondisclosure and proprietary rights provisions. In addition, during his employment and for a period of two years following the termination of Mr. Terry’s employment for any reason, Mr. Terry is prohibited from participating in the ownership, management, operation or control in any business that conducts a business similar to that conducted by us or provides or sells a service or product that is the same, substantially similar to or otherwise competitive with the products and services provided or sold by our company in any of the business territories that we conduct business from time to time, subject to certain limited exceptions. During that same period, Mr. Terry may not solicit, among others, customers, suppliers and employees of our company.

In connection with the commencement of Mr. Terry’s employment as our President and Chief Executive Officer on January 23, 2006, we granted to Mr. Terry (1) options to purchase 150,000 shares of common stock at $6.73 per share, which options vest in one-third increments on an annual basis beginning on January 23, 2007, and (2) 150,000 shares of restricted common stock, the forfeiture restrictions of which lapse in one-third increments on an annual basis beginning on January 23, 2007.

J. Chris Boswell.   Mr. Boswell entered into an employment agreement that will be effective as of February 1, 2006. This agreement, which will replace his previous employment agreement, has a three-year term that is automatically extended for successive one-year periods following the end of the initial three-year term unless otherwise terminated by delivery of written notice by either party no less than 90 days prior to the first day of any one-year extension period. The agreement provides that Mr. Boswell will serve as Chief Financial Officer and Senior Vice President. Under the terms of the agreement, Mr. Boswell will receive an annual base salary of $220,000, which may be further increased at the sole discretion of the Compensation Committee. We may decrease Mr. Boswell’s base salary only with the prior written consent of Mr. Boswell. Mr. Boswell is also eligible to participate in our annual bonus incentive plan as approved by the Compensation Committee or the Board of Directors in amounts approved by and based on criteria established by the Compensation Committee. Mr. Boswell will also be eligible to participate, in the sole discretion of the Compensation Committee, in any long-term incentive arrangements we make available to our executive officers from time to time. Finally, Mr. Boswell will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, four weeks of paid vacation each calendar year, and participation by Mr. Boswell and his spouse and dependents in all benefits, plans and programs available to our executive employees. We have also agreed to use reasonable efforts to obtain life insurance for Mr. Boswell in the amount of $500,000.

During the term of the agreement, we may terminate Mr. Boswell’s employment at any time upon his (1) death, (2) disability, (3) for cause, or (4) for any other reason whatsoever in the sole discretion of the Board of Directors. If we desire to terminate Mr. Boswell’s employment at any time prior to expiration of the term of his employment, we must provide written notice to Mr. Boswell indicating that we have elected to terminate his employment and stating the effective date of termination and the reason for such termination. Mr. Boswell may terminate his employment (1) as a result of a change in duties (as such term is defined in the employment agreement) after first giving us written notice of the specific occurrence that resulted in the change in duties and if such occurrence remains uncorrected for 10 days following delivery of such notice, or (2) at any time for any reason whatsoever. If Mr. Boswell desires to terminate his employment at any time prior to expiration of the term of his employment, he must provide 30-days written notice to us indicating that he has elected to terminate his employment and stating the effective date of termination and the reason for such termination.

In the event Mr. Boswell’s employment terminates upon expiration of the term of the employment agreement or if Mr. Boswell’s employment is terminated by either Mr. Boswell or our company for any reason other than an Involuntary Termination (as defined below), all compensation and benefits to

Mr. Boswell under the agreement will terminate contemporaneously with the termination of his employment. For purposes of the agreement, an “Involuntary Termination” means any termination of Mr. Boswell’s employment with our company which:

•       does not result from an expiration of the term of the employment agreement;

•       does not result from a resignation by Mr. Boswell (except as otherwise provided below);

•       does not result from a termination for cause of Mr. Boswell;

•       does not result from Mr. Boswell’s death or disability; or

•       results from a resignation by Mr. Boswell on or before the date which is 60 days after the date upon which Mr. Boswell receives notice of a change of duties (as defined in the agreement);

Except as provided in the following sentence, in the event Mr. Boswell’s employment is subject to an Involuntary Termination, we shall pay to Mr. Boswell a lump sum cash payment within 30 days of termination equal to the greater of (1) two times his annual base salary in effect at the time of termination, or (2) $600,000. If Mr. Boswell’s employment is subject to an Involuntary Termination that occurs at any time during the period beginning 60 days prior to the date a definitive agreement concerning a Change of Control (as defined below) is executed and ending on the one-year anniversary of the consummation of such Change of Control (such period being a “Change of Control Period”), Mr. Boswell will be entitled to receive a lump sum cash payment within 30 days of termination equal to the greater of (1) two times the sum of his annual base salary in effect at the time of termination and the average of the bonuses he received in the two preceding fiscal years (as calculated in accordance with the agreement), or (2) $600,000, which amount will be increased to $950,000 if Mr. Boswell is not provided with an opportunity to sell the shares of our common stock then held by Mr. Boswell at a purchase price of $4.00 or more per share in connection with a Change of Control transaction. If Mr. Boswell’s employment is subject to an Involuntary Termination during a Change of Control Period or as a result of his death or disability, we have also agreed to accelerate the vesting of all options to purchase common stock granted to Mr. Boswell and to remove the restrictions on vesting or forfeiture of all restricted stock and all other accrued benefits under any nonqualified deferred compensation plans granted to Mr. Boswell. Finally, Mr. Boswell and his dependents will be eligible to receive COBRA continuation coverage under our group health plans for a period of up to two years following any Involuntary Termination of his employment, in accordance with and to the extent provided by COBRA.

For purposes of the agreement, a “Change of Control” has the same meaning as set forth in Mr. Terry’s employment agreement.

In the event that any payment or distribution to Mr. Boswell is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax, we have agreed to make an additional payment to Mr. Boswell in an amount such that after payment by Mr. Boswell of all taxes (including such excise tax imposed on such additional payment), Mr. Boswell will retain an amount of such payment equal to the amount of the excise tax imposed upon such payment.

The agreement also contains customary confidentiality, nondisclosure and proprietary rights provisions. In addition, during his employment and for a period of two years following the termination of Mr. Boswell’s employment for any reason, Mr. Boswell is prohibited from participating in the ownership, management, operation or control in any business that either (1) conducts a business similar to the particle impact drilling system business conducted by us (or any other line of business involving technological processes that we have either developed or acquired) or (2) provides or sells a service or product that is the same, substantially similar to or otherwise competitive with the products and services related to the particle impact drilling system business conducted by us (or any other line of business involving technological processes that we have either developed or acquired) in any of the business territories that we conduct business from time to time, subject to certain limited exceptions. During that same period, Mr. Boswell may not solicit, among others, customers, suppliers and employees of our company.

Thomas E. Hardisty.   Mr. Hardisty entered into an employment agreement that will be effective as of February 1, 2006. This agreement, which will replace his previous employment agreement, has a three-year term that is automatically extended for successive one-year periods following the end of the initial three-year term unless otherwise terminated by delivery of written notice by either party no less than 90 days prior to the first day of any one-year extension period. The agreement provides that Mr. Hardisty will serve as a Senior Vice President. Under the terms of the agreement, Mr. Hardisty will receive an annual base salary of $180,000, which may be further increased at the sole discretion of the Compensation Committee. We may decrease Mr. Hardisty’s base salary only with the prior written consent of Mr. Hardisty. Mr. Hardisty is also eligible to participate in our annual bonus incentive plan as approved by the Compensation Committee or the Board of Directors in amounts approved by and based on criteria established by the Compensation Committee. Mr. Hardisty will also be eligible to participate, in the sole discretion of the Compensation Committee, in any long-term incentive arrangements we make available to our executive officers from time to time. Finally, Mr. Hardisty will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, four weeks of paid vacation each calendar year, and participation by Mr. Hardisty and his spouse and dependents in all benefits, plans and programs available to our executive employees. We have also agreed to use reasonable efforts to obtain life insurance for Mr. Hardisty in the amount of $500,000.

During the term of the agreement, we may terminate Mr. Hardisty’s employment at any time upon his (1) death, (2) disability, (3) for cause, or (4) for any other reason whatsoever in the sole discretion of the Board of Directors. If we desire to terminate Mr. Hardisty’s employment at any time prior to expiration of the term of his employment, we must provide written notice to Mr. Hardisty indicating that we have elected to terminate his employment and stating the effective date of termination and the reason for such termination. Mr. Hardisty may terminate his employment (1) as a result of a change in duties (as such term is defined in the employment agreement) after first giving us written notice of the specific occurrence that resulted in the change in duties and if such occurrence remains uncorrected for 10 days following delivery of such notice, or (2) at any time for any reason whatsoever. If Mr. Hardisty desires to terminate his employment at any time prior to expiration of the term of his employment, he must provide 30-days written notice to us indicating that he has elected to terminate his employment and stating the effective date of termination and the reason for such termination.

In the event Mr. Hardisty’s employment terminates upon expiration of the term of the employment agreement or if Mr. Hardisty’s employment is terminated by either Mr. Hardisty or our company for any reason other than an Involuntary Termination (as defined below), all compensation and benefits to Mr. Hardisty under the agreement will terminate contemporaneously with the termination of his employment. For purposes of the agreement, an “Involuntary Termination” means any termination of Mr. Hardisty’s employment with our company which:

•       does not result from an expiration of the term of the employment agreement;

•       does not result from a resignation by Mr. Hardisty (except as otherwise provided below);

•       does not result from a termination for cause of Mr. Hardisty;

•       does not result from Mr. Hardisty’s death or disability; or

•       results from a resignation by Mr. Hardisty on or before the date which is 60 days after the date upon which Mr. Hardisty receives notice of a change of duties (as defined in the agreement);

Except as provided in the following sentence, in the event Mr. Hardisty’s employment is subject to an Involuntary Termination, we shall pay to Mr. Hardisty a lump sum cash payment within 30 days of termination equal to the greater of (1) two times his annual base salary in effect at the time of termination, or (2) $450,000. If Mr. Hardisty’s employment is subject to an Involuntary Termination that occurs at any time during the period beginning 60 days prior to the date a definitive agreement concerning a Change of Control (as defined below) is executed and ending on the one-year anniversary of the consummation of such Change of Control (such period being a “Change of Control Period”), Mr. Hardisty will be entitled to receive a lump sum cash payment within 30 days of termination equal to the greater of (1) two times the sum of his annual base salary in effect at the time of termination and the average of the bonuses he received in the two preceding fiscal years (as calculated in accordance with the agreement), or (2) $450,000, which amount will be increased to $650,000 if Mr. Hardisty is not provided with an opportunity to sell the shares of our common stock then held by Mr. Hardisty at a purchase price of $4.00 or more per share in connection with a Change of Control transaction. If Mr. Hardisty’s employment is subject to an Involuntary Termination during a Change of Control Period or as a result of his death or disability, we have also agreed to accelerate the vesting of all options to purchase common stock granted to Mr. Hardisty and to remove the restrictions on vesting or forfeiture of all restricted stock and all other accrued benefits under any nonqualified deferred compensation plans granted to Mr. Hardisty. Finally, Mr. Hardisty and his dependents will be eligible to receive COBRA continuation coverage under our group health plans for a period of up to two years following any Involuntary Termination of his employment, in accordance with and to the extent provided by COBRA.

For purposes of the agreement, a “Change of Control” has the same meaning as set forth in Mr. Terry’s employment agreement.

In the event that any payment or distribution to Mr. Hardisty is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax, we have agreed to make an additional payment to Mr. Hardisty in an amount such that after payment by Mr. Hardisty of all taxes (including such excise tax imposed on such additional payment), Mr. Hardisty will retain an amount of such payment equal to the amount of the excise tax imposed upon such payment.

The agreement also contains customary confidentiality, nondisclosure and proprietary rights provisions. In addition, during his employment and for a period of two years following the termination of Mr. Hardisty’s employment for any reason, Mr. Hardisty is prohibited from participating in the ownership, management, operation or control in any business that conducts a business similar to that conducted by us or provides or sells a service or product that is the same, substantially similar to or otherwise competitive with the products and services provided or sold by our company in any of the business territories that we conduct business from time to time, subject to certain limited exceptions. During that same period, Mr. Hardisty may not solicit, among others, customers, suppliers and employees of our company.

Gordon Tibbitts   Mr. Tibbitts entered into an employment agreement effective as of August 1, 2003. The agreement has an initial term of one year and automatically renews each August 1st for an addition twelve month period. The agreement provides that Mr. Tibbitts will serve as Vice President—Technology. Mr. Tibbitts receives an annual base salary of $130,000 and is eligible to participate in company benefits and insurance packages. We also agreed to provide Mr. Tibbitts with the use of office and communication equipment normal for the operation of a satellite office in Salt Lake City, Utah. Mr. Tibbitts also was entitled to receive a retention bonus of $65,000 in 2004 in connection with the closing of PDI’s acquisition of the PID technology. This retention bonus was paid in February 2005. Mr. Tibbitts will also be eligible to receive a bonus at such time and in such amount as determined by the Board of Directors of the company.

During the term of the agreement, we may terminate Mr. Tibbitts’ employment at any time for cause, and Mr. Tibbitts may terminate the agreement for any reason upon written notice delivered no less than 15 days and no more than 60 days prior to the date of termination. The employment agreement with Mr. Tibbitts also contains customary nondisclosure and proprietary rights provisions.

Transactions with Management and Others

In March 2005, we entered into a five year sublease agreement with Energy XXI, an affiliate of John D. Schiller, our former interim President and Chief Executive Officer until November 15, 2005, and currently one of our directors pursuant to which Energy XXI subleased from us approximately 5,200 square feet of our corporate office space, beginning in June 2005. In July 2005, Mr. Steve Weyel, one of our directors, became an executive officer of Energy XXI. Future annual minimum rental income associated with the sublease is $93,128. Total future minimum rental income associated with the sublease for the full term of the lease is $442,358.

We believe that the transaction described above was negotiated on an arm’s length basis and that the terms of the transaction was at least as favorable to us as those that could have been obtained from an unaffiliated third party.

Compensation Committee Interlocks and Insider Participation

Following our acquisition of PDTI in January 2005 and the appointment of our current Board of Directors, our Board of Directors formed a Compensation Committee comprised of Ken LeSuer, Michael Mathews and Hugh Menown. None of Messrs. LeSuer, Mathews nor Menown has ever been an employee of Particle Drilling Technologies, Inc. None of our executive officers serve as a member of the Board of Directors or compensation committee of any entity that has any executive officer serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors has prepared the following report regarding fiscal 2005 executive compensation. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

The Compensation Committee, which is comprised of independent, non-employee directors, is responsible for all components of our executive compensation programs and the aggregate cost-related aspects of non-executive compensation. The Compensation Committee works closely with the entire Board of Directors in the execution of its duties. This report is required by rules established by the Commission and provides specific information regarding compensation for our Chief Executive Officer and the other Named Executive Officers listed in the Summary Compensation Table on page 12.

Compensation Philosophy and Objectives of Executive Compensation Programs

It is the philosophy of the Compensation Committee and our company that all compensation programs should (i) link pay and performance and (ii) attract, motivate, reward and retain key employees and executive talent required to achieve corporate objectives. We also focus strongly on compensation tied to operational performance factors, since these factors provide a clear link to enhancing stockholder value. The Compensation Committee and the Board of Directors examine each year the nature and distribution of the compensation components for our executive officers so they reflect the specific goals we desire to achieve.

It is the Compensation Committee’s intent to fulfill its responsibilities according to the highest standards of corporate conduct and governance practices in the long-term best interests of our company and our shareholders.

The Compensation Committee’s policy with respect to tax deductibility of executive compensation under Section 162(m) of the Internal Revenue Code is to qualify such compensation for deductibility whenever reasonably practical. The Global Management Incentive Plan has not been approved by our shareholders and, therefore, does not meet the requirement of Section 162(m) of the Internal Revenue Code.

Our Executive Compensation Package

Base Salary.   We intend the base compensation for our executive officers to afford a reasonable degree of financial security to those individuals performing the levels and types of responsibility implicit in the various executive positions. In setting the base compensation of each of our executive officers, we consider the executive’s salary history, level of responsibility, breadth of knowledge, past performance, credentials, and experience with our company, as well as his or her perceived future importance to our company.

Annual Incentive Compensation.   Our annual incentive plan, which we call The Global Management Incentive Plan, is structured to provide cash incentives to key employees based on the achievement of corporate and individual objectives. Because we are still in the early stage of our development, we did not grant annual incentive compensation to our executive officers or employees during fiscal 2005.

Equity-based Incentive Awards.   We believe periodic grants of stock options and other equity-based compensation to our executive officers helps to align the executive’s economic interests with those of our stockholders and to provide a direct and continuing focus on the goal of increasing stockholder value. From time to time, we grant restricted stock and stock options to executive officers and employees for a variety of reasons, including, to reward an employee for exemplary service or as a means to retain a key employee.

Chief Executive Officer Compensation

Prior to January 14, 2005, Mr. Dean Becker was the sole officer and director of our company. Because our company was a shell company with no material operations prior to January 14, 2005, Mr. Becker did not receive any compensation from our company. Following our acquisition of PDTI on January 14, 2005, Mr. John D. Schiller became our interim Chief Executive Officer. Mr. Schiller had previously served as interim Chief Executive Officer of PDTI beginning on December 2, 2004. Mr. Schiller continued to serve as interim Chief Executive Officer of our company until November 15, 2005.

Upon agreeing to serve as interim Chief Executive Officer of PDTI, Mr. Schiller was granted a net profits interest in Particle Drilling Partners L.L.C. by the members of Particle Drilling Partners L.L.C. (which members were Mr. Prentis Tomlinson and Mr. Chris Boswell) and was granted 500,000 fully vested stock options at an exercise price of $1.75 per share. These options were assumed by our company in connection with our acquisition of PDTI. While serving as interim Chief Executive Officer of PDTI and our company, Mr. Schiller did not receive any salary or bonus from either entity. During fiscal 2005, we granted to Mr. Schiller 60,000 shares of restricted stock that vest at the rate of one-third per year on each anniversary from the date of grant and options to purchase 250,000 shares of common stock at $4.90 per share that vest at the rate of one-third per year on each anniversary from the date of grant.

This report is submitted on behalf of the Compensation Committee.

Ken R. LeSuer, Chairman
Michael S. Mathews
Hugh A. Menown

PERFORMANCE GRAPH

The performance graph below illustrates the cumulative total stockholder return on our common stock compared to the Nasdaq Composite Index (“IXIC”) and the PHLX Oilfield Service Sector Index (“OSX”). The graph assumed that the value of the investment in our shares and each index was $100 at July 14, 2004. In all cases the cumulative total return assumes the reinvestment of dividends.

Our common stock was registered under Section 12 of the Securities Exchange Act of 1934 in June 2000. Prior to July 14, 2004, however, there was no established public trading market for our common stock as there were only limited and sporadic bid or ask prices quoted on our common stock. On July 14, 2005, we announced that we had entered into an agreement to acquire PDTI.

There can be no assurance that our stock performance will continue into the future with the same or similar trends depicted in the performance graph. We do not make or endorse any predictions as to the future performance of our stock. The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in such filing.

Report of the Audit Committee

The following is the report of the Audit Committee for the year ended September 30, 2005. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee is comprised of three directors, each of whom has been determined to be independent in accordance with the requirements of the rules and regulations of the Commission promulgated under the Securities Exchange Act of 1934 and the NASDAQ listing standards.

Management is responsible for the Company’s financial reporting process and systems of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, the independence and performance of the Company’s independent auditors and internal audit function. The Audit Committee’s specific responsibilities are set forth in the Audit Committee Charter.

The Audit Committee has reviewed and discussed with our management and UHY Mann Frankfort Stein & Lipp CPAs, LLP, our independent auditors, the audited financial statements contained in our Annual Report on Form 10-K for the year ended September 30, 2005.

The Audit Committee has also discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from UHY Mann Frankfort Stein & Lipp CPAs, LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and has discussed with UHY Mann Frankfort Stein & Lipp CPAs, LLP such independent auditors’ independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year September 30, 2005 filed with the Commission.

This report is submitted on behalf of the Audit Committee.

Hugh A. Menown, Chairman
Michael S. Mathews
Steve A. Weyel

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal Two)

We intend to engage UHY Mann Frankfort Stein & Lipp CPAs, LLP to audit our financial statements for fiscal year 2006. UHY Mann Frankfort Stein & Lipp CPAs, LLP audited our financial statements for fiscal year 2005 and the decision to retain UHY Mann Frankfort Stein & Lipp CPAs, LLP has been approved by the Audit Committee, under the authority granted to it by the Board of Directors.

A representative of UHY Mann Frankfort Stein & Lipp CPAs, LLP is expected to attend the 2006 Stockholders’ Meeting and will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions of stockholders.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On March 29, 2005, the Audit Committee of our Board of Directors approved the dismissal of Chisholm, Bierwolf & Nilson, LLC (“CBN”) as the Company’s independent registered public accounting firm.

CBN’s reports on our financial statements for the fiscal years ended September 30, 2003 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor have they contained any qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal years ended September 30, 2003 and 2004, and through March 29, 2005, we have had no disagreements with CBN on any matters of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which if not resolved to CBN’s satisfaction, would have caused CBN to address such disagreement in connection with its report.

On March 29, 2005 we engaged UHY Mann Frankfort Stein & Lipp CPAs, LLP (“Mann Frankfort”) to serve as our independent registered public accounting firm. During the fiscal years ended September 30, 2003 and 2004, and through March 29, 2005, we did not consult with Mann Frankfort regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K. Mann Frankfort served as the independent registered public accounting firm of Particle Drilling Technologies, Inc., a Delaware corporation, which we acquired on January 14, 2005.

Audit Fees

As described above, CBN served as our independent registered public accounting firm until March 29, 2005. The aggregate fees billed for professional services rendered for the audit of our consolidated financial statements for the fiscal year ended September 30, 2004 and the reviews of financial statements included in our quarterly reports on Form 10-Q for the fiscal year ended September 30, 2004 were $8,000.

PDTI engaged Mann Frankfort to serve as its independent registered public accounting firm for the year ended September 30, 2004. The aggregate fees billed for professional services rendered for the audit of PDTI’s consolidated financial statements for the fiscal year ended September 30, 2004 were $13,950. Following our acquisition of PDTI, we engaged Mann Frankfort to serve as our independent registered public accounting firm for the fiscal year ended September 30, 2005. The aggregate fees billed for professional services rendered for the audit of our consolidated financial statements, audit of internal control over financial reporting, issuance of consents and the reviews of financial statements included in our quarterly reports on Form 10-Q for the fiscal year ended September 30, 2005 were $233,000. Our audit committee pre-approved all fees for professional services for the audit of our consolidated financial statements for the fiscal year ended September 30, 2005.

Audit Related Fees

There were no audit related services provide by our independent registered public accounting firm for the fiscal years ended September 30, 2005 and 2004.

Tax Fees

There were no tax services provide by our independent registered public accounting firm for the fiscal years ended September 30, 2005 and 2004.

All Other Fees

There were no other services provide by our independent registered public accounting firm for the fiscal years ended September 30, 2005 and 2004.

The Audit Committee is responsible for approving in advance any audit services and all permitted audit-related services, tax services, and other non-audit services to be performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority for these services to one or more members, whose decisions shall be presented to the full Audit Committee at its scheduled meetings. Each of these services must receive specific pre-approval by the Audit Committee unless the Audit Committee has provided general pre-approval for such category of services in accordance with policies and procedures that comply with applicable laws and regulations.

Vote Required

Approval of this proposal requires that more votes be cast “FOR” the proposal than votes cast “AGAINST” the proposal. As a result, abstentions and broker non-votes will have no effect on this proposal as they do not count as votes cast for or against the proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR ratification of the selection of UHY Mann Frankfort Stein & Lipp CPAs, LLP as the company’s independent registered public accounting firm for the fiscal year ending September 30, 2006.

OTHER MATTERS

The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

GENERAL INFORMATION

2007 Annual Meeting of Stockholders

Any proposals of stockholders that are intended for inclusion in our Proxy Statement for our 2007 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company no later than September 27, 2006. Notice of a stockholder proposal submitted for consideration at the 2007 Annual Meeting but not for inclusion in our Proxy Statement must be received no earlier than December 3, 2006 and no later than January 2, 2007. Stockholder proposals must be in writing and delivered to Particle Drilling Technologies, Inc., 1021 Main Street, Suite 2650, Houston, Texas 77002, Attention: Corporate Secretary.

Annual Reports

We have mailed our annual report to stockholders covering the fiscal year ended September 30, 2005 to each stockholder entitled to vote at the annual meeting.

Our annual report on Form 10-K for the fiscal year ended September 30, 2005 is available on our Internet website at www.particledrilling.com. In addition, we will provide a copy of our annual report on Form 10-K for the fiscal year ended September 30, 2005 without charge to any stockholder making written request to Particle Drilling Technologies, Inc., 1021 Main Street, Suite 2650, Houston, Texas 77002, Attention: Corporate Secretary.

Appendix A

PARTICLE DRILLING TECHNOLOGIES, INC.
AUDIT COMMITTEE CHARTER

The Board of Directors (the “Board”) of Particle Drilling Technologies, Inc. (the “Company”) has established the Audit Committee (the “Committee”) with the authority, responsibilities and specific duties as described in this Charter.

Purpose

The purposes of the Committee are to:

1.                 Oversee the quality, integrity and reliability of the financial statements and other financial information the Company provides to any governmental body or the public;

2.                 Oversee the Company’s compliance with legal and regulatory requirements;

3.                 Oversee the independent auditors’ qualifications, independence and performance;

4.                 Oversee the performance of the Company’s internal audit function;

5.                 Oversee the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

6.                 Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board, always emphasizing that the independent auditors are accountable to the Committee;

7.                 Produce an annual committee report as required by the Securities and Exchange Commission’s rules and regulations; and

8.                 Perform such other functions as the Board may assign to the Committee from time to time.

Consistent with these purposes, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels.

Committee Membership

The Board, based on the recommendation of the Nominating and Corporate Governance Committee, shall annually appoint the members of the Committee, and the Committee members shall serve until the annual meeting of the Board following the next annual meeting of the shareholders of the Company. The Board may replace Committee members. The Board, based on the recommendation of the Nominating and Corporate Governance Committee, shall designate the chairperson (the “Chair”) of the Committee or, if no such designation is made, the Chair shall be selected by the affirmative vote of the majority of the Committee.

The Committee shall consist of no fewer than three members, all of whom shall be members of the Board. Each member of the Committee shall satisfy the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and any national securities exchange or national securities association through which the Company’s securities are listed. At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC. The Board shall determine annually whether each member of the Committee is independent in accordance with the requirements described above. If a member of the Committee serves on more than three audit committees of public companies (including the Company’s Audit Committee), prior to appointing that member to the Committee, the Board shall determine that such person’s membership on those other audit committees will not impair that person’s ability to serve effectively on the Company’s Audit Committee, and the Company shall disclose such determination in the Company’s annual proxy statement.

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Committee Authority and Responsibilities

The Committee is delegated all the authority of the Board as may be required or advisable to fulfill the purposes of the Committee. As such, the Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other advisors to advise the Committee. The Committee does not have to consult or obtain the approval of any officer of the Company before retaining such advisors. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall meet separately with management, the internal auditors and the independent auditor (but not less than annually, in the case of management, and not less than quarterly, in the case of the internal auditors and the independent auditor). The Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

The Committee may form and delegate authority to subcommittees when appropriate.

Each year, the Committee shall prepare and publish a report as required by the Securities and Exchange Commission’s rules and regulations. The report, which shall be made over the name of each member of the Committee, shall include any disclosures required by the Securities and Exchange Commission’s rules and regulations.

The Committee shall have the sole authority to appoint, retain, compensate, evaluate and terminate the independent auditor (subject, if applicable, to shareholder ratification), and shall have sole authority to approve all audit engagement fees and terms and all non-audit engagements with the independent auditor. The independent auditor shall report directly to the Committee. Any independent auditors selected by the Committee shall be a “registered public accounting firm” within the definition contained in Section 2 of the Sarbanes-Oxley Act of 2002, as required by law. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors, for payment of compensation to any advisors retained by the Committee and for payment of any ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee’s duties.

Without limiting the generality of the preceding statements, the Committee shall have authority, and is entrusted with the responsibility, to take the following actions:

Financial Statement and Disclosure Matters.

1.                 Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.                 Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

3.                 At the completion of the annual audit, discuss with management and the independent auditor (a) any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, (b) any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (c) the development, selection and disclosure of critical accounting estimates, and (d) analyses of the effect of alternative assumptions or estimates of, or application of generally accepted accounting principles (“GAAP”) to, the Company’s financial statements.

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4.                 Discuss with management the types of information to be disclosed and the type of presentation to be made in the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

5.                 Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

6.                 Discuss with management and the independent auditor the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

7.                 Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

A.              The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

B.               The management letter provided by the independent auditor and the Company’s response to that letter.

C.               Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Oversight of the Company’s Relationship with the Independent Auditor

1.                 Annually (a) select and engage the Company’s independent auditors retained to audit the financial statements of the Company; (b) review, evaluate and determine the compensation of the independent auditors; and (c) evaluate the performance, independence and on-going qualifications of the independent auditors, including considering whether the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

2.                 Dismiss the independent auditors if it determines, in its sole discretion, that such action is necessary.

3.                 Review the experience and qualifications of the senior members of the independent auditor team.

4.                 Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, (d) all relationships between the independent auditor and the Company, and (e) registration of the independent auditor with the Public Company Accounting Oversight Board.

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5.                 Assure the regular rotation of the lead audit partner of the independent auditing firm as required by law, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditing firm itself.

6.                 Set clear hiring policies for employees or former employees of the independent auditor.

7.                 Receive a letter from the Company’s independent audit team detailing any issues regarding the audit of the Company on which they consulted the national office of the independent auditor and confirming that it is the policy of the independent auditor that decisions of the national office cannot be overruled by the local office. If there were any such issues, the Committee may, if it deems it appropriate, discuss such issues with the national office of the independent auditor, or receive a letter from the national office discussing such issues.

8.                 Meet with the independent auditor prior to the initiation of the annual audit to discuss (a) the planning and staffing of the audit, (b) the independent auditors’ process for identifying and responding to key audit and internal control risks, and (c) the scope and approach of the annual audit to assure completeness of coverage of key business controls and risk areas.

9.                 Instruct the independent auditors to report directly to the Committee any problems or difficulties incurred in connection with the audit, including any restrictions on the scope of activities or access to required information, or any disagreements with management and resolve any disagreements between management and the independent auditors regarding financial reporting that are brought to the attention of the Committee.

10.          Approve in advance any audit services and all permitted audit-related services, tax services, and other non-audit services to be performed for the Company by its independent auditors. The Committee may delegate its pre-approval authority for these services to one or more members, whose decisions shall be presented to the full Committee at its scheduled meetings. Each of these services must receive specific pre-approval by the Committee unless the Committee has provided general pre-approval for such category of services in accordance with policies and procedures that comply with applicable laws and regulations.

Oversight of the Company’s Internal Audit Function

1.                 Review the appointment, performance and replacement of the senior internal auditing executive.

2.                 Discuss with the senior internal auditing executive the significant reports to management prepared by the internal auditing department and management’s responses to such reports.

3.                 Discuss with the senior internal auditing executive the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

1.                 Obtain from the independent auditor assurance that it has complied with the requirements applicable to it under Section 10A of the Securities Exchange Act of 1934.

2.                 Obtain reports from management, the Company’s senior internal auditing executive and/or the independent auditor regarding whether the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

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3.                 Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

4.                 Discuss with the Company’s officers legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

5.                 Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters. Investigate at its discretion any complaint brought to its attention, which investigation may include reviewing the books, records and facilities of the Company and interviewing Company officers or employees.

6.                 Periodically discuss separately with management, the independent auditors and the internal auditors the adequacy and integrity of the Company’s accounting policies and procedures and internal accounting controls, the completeness and accuracy of the Company’s financial disclosure and the extent to which major recommendations made by the independent auditors or the internal auditors have been implemented or resolved.

Limitation of Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of the Company’s management and the Company’s independent auditor.

Procedures

1.                Meetings. The Committee shall meet at the call of its Chair, two or more members of the Committee, or the Chairman of the Board. Meetings may, at the discretion of the Committee, include members of the Company’s management, independent consultants, and such other persons as the Committee or its Chair may determine. The Committee may meet in person, by telephone conference call, or in any other manner in which the Board is permitted to meet under law or the Company’s bylaws.

2.                Quorum and Approval. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Committee may also act by unanimous written consent in lieu of a meeting.

3.                Rules. The Committee may determine additional rules and procedures, including designation of a Chair pro tempore in the absence of the Chair, at any meeting thereof.

4.                Reports. The Committee shall make regular reports to the Board, directly or through the Chair.

5.                Review of Charter. Each year, the Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

6.                Performance Review. Each year, the Committee shall review and evaluate its own performance and shall submit itself to the review and evaluation of the Board.

7.                Fees. Each member of the Committee shall be paid the fee set by the Board for his or her services as a member of, or Chair of, the Committee.

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PARTICLE DRILLING TECHNOLOGIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 3, 2006

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Ken R. LeSuer, J. Chris Boswell, Thomas E. Hardisty, or any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated on the reverse side, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting (including all adjournments thereof) of Stockholders of Particle Drilling Technologies Inc. to be held on Friday, March 3, 2006 at 10:00 a.m., Houston time, at the offices of the Company, 1021 Main Street, Suite 2650, Houston, Texas 77002.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF THE BOARD OF DIRECTORS NOMINEES AND “FOR” RATIFICATION OF UHY Mann Frankfort Stein & Lipp CPAs, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2006.

(THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

Please mark	☐
here for
address
change or
comments

1.	Election of Directors

		For	Withhold

01	Kenneth R. LeSuer	☐	☐
02	Jim B. Terry	☐	☐
03	John D. Schiller	☐	☐
04	Michael S. Mathews	☐	☐
05	Hugh A. Menown	☐	☐
06	Steve A. Weyel	☐	☐

2.	Ratification of Reappointment of UHY Mann Frankfort Stein & Lipp CPAs, LLP

		For	Against	Abstain

		☐	☐	☐

Signature

Signature

Date

Please sign exactly as name appears on stock certificate(s).  Joint owners shoule each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.